UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2022

KnowBe4, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40351	36-4827930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 N. Garden Avenue, Suite 1200,
Clearwater, Florida 33755
(Address of principal executive offices, including zip code)

(855) 566-9234
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	KNBE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 16, 2022, KnowBe4, Inc. (the “Company”) held its 2022 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, two proposals were submitted to the Company’s stockholders. The proposals are described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 6, 2022. The final voting results were as follows:
Proposal 1 – Election of Class I Director
The Company’s stockholders elected Stephen Shanley as a Class I director, to serve for a term expiring at the 2025 annual meeting of stockholders based on the following voting results.

	Votes For	Votes Withheld	Broker Non-Votes
Stephen Shanley	916,409,109	21,096,196	3,379,531

Proposal 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm
The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 based on the following voting results.

Votes For	Votes Against	Votes Abstained
939,554,909	5,065	1,324,862

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KnowBe4, Inc.
Dated: May 18, 2022
	By:	/s/ Robert Reich
Robert Reich
Chief Financial Officer
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